FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) dated the 31st day of October, 2011, by and between the parties listed on Exhibit A attached hereto and made a part hereof (individually and collectively, “Seller”) and SOUTHSTAR DEVELOPMENT PARTNERS, INC. (“Buyer”).

W I T N E S S E T H :

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement having an Effective Date of October 12, 2011 (“Agreement”); and

WHEREAS, the parties desire to amend certain terms and provisions of the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

1.                  The recitations heretofore set forth are true and correct and are incorporated herein by this reference.

2.                  The Agreement as amended by this Amendment remains in full force and effect. To the extent of any inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall supersede and control to the extent of such inconsistency. Terms not otherwise defined herein shall have the meaning set forth in the Agreement.

3.                  In the definition of “Additional Deposit”, the references to “November 4, 2011” are hereby amended to refer to “November 9, 2011” in both places.

4.                  Exhibit C to the Agreement is hereby replaced with Schedule 1 attached hereto and made a part hereof, which Schedule 1 shall now be deemed to be Exhibit C to the Agreement.

5.                  The definition of “Deposit” is amended to reflect that as of the execution of this Amendment, One Hundred Thousand Dollars ($100,000) of the Deposit (“Non-Refundable Portion of the Deposit”) is non-refundable for any reason and the balance of the Deposit may only be refunded to the extent specifically set forth in the Agreement. Upon any termination of the Agreement, the Non-Refundable Portion of the Deposit shall be paid to Seller and the balance of the Deposit shall be paid to the party entitled to same as otherwise set forth in this Agreement.

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6.                  The definition of “Real Property” or “Land” is hereby deleted in their entirety and the following is inserted in lieu thereof:

“Real Property” or “Land” shall mean the real property owned by Sellers as described on Schedule 2 attached hereto and made a part hereof; provided, however, any portion of the Excluded Property comprising a portion of the Property set forth on Schedule 2 shall be deemed deleted therefrom. Schedule 2 less any of the Excluded Property shall be deemed to be Exhibit N of the Agreement.

7.                  Paragraph 3(a) of the Agreement is hereby amended to delete the reference to “November 4, 2011” and to insert “November 9, 2011” in lieu thereof.

8.                  As of the execution of this Amendment, the Buyer has reviewed and approved the title evidence for the Real Property and hereby waives its rights to make any further title objections with respect to the Real Property for any matters affecting the Real Property as of the date of this Amendment as provided in Section 6(b), with the exception of title objections regarding portions of the Real Property located in Havenwood and Vintage Oaks projects which were omitted from the First American Title Insurance Company Commitment No. 11R24769 (the “Remaining Real Property”) to the extent that there are exceptions to the Remaining Real Property which are not identified on Schedule 3 attached hereto and made a part hereof. The Buyer shall have until November 9, 2011 to deliver a Title Objection Notice concerning the Remaining Real Property to the extent there are matters which qualify for title objection as provided in Section 6(b) of the Agreement. If the Agreement is terminated pursuant to Section 6(B) the Fee shall be retained by Seller, the Non-Refundable Portion of the Deposit shall be paid to Seller, the balance of the Deposit paid to Buyer and the parties released of all further obligation each to the other except the parties shall not be released of their respective Surviving Obligations.

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9.                  Buyer acknowledges that it has received and approved its environmental reports with respect to the Real Property and accordingly, the provisions of Section 6(d) are deleted, except the parties hereby agree that the Buyer shall have until November 21, 2011 to conduct further environmental studies in connection with the contamination disclosed in the Environmental Report dated October 27, 2011 prepared by Frost Geo Science Inc. (“Report”) which indicated that there was potential hazardous substances in the area of the Dip Vat located upon the Vintage Oaks Property (“Specified Area”). On or before November 30, 2011 (“Objection Date”), Buyer shall submit to Seller a further study from Frost Geo Science Inc. (“Updated Report”) which indicates hazardous substances shown in the Report in violation of applicable law in the Specified Area and its recommendation as to the work required to remediate such contamination in violation of applicable law set forth in the Report in the Specified Area only to the extent needed to comply with applicable governmental requirements (“Required Clean-up Requirements”), together with two (2) estimates from two (2) separate qualified, licensed environmental contractors to perform the Required Clean-up Requirements as set forth in the Updated Report (the “Estimates”). Should the Updated Report reflect that there is environmental contamination as disclosed in the Report in excess of legal limits in violation of applicable environmental law with respect to the Specified Area, then provided the Buyer shall notify the Seller of such fact on or before the Objection Date, together with a copy of Updated Report showing such violation and the Estimates (collectively, “Environmental Violation Notice”) and within ten (10) days after delivery to Seller of such Environmental Violation Notice and Estimates or such earlier date as Seller may designate in writing (“Response Date”), the Seller has not agreed with Buyer in writing to deliver the “Escrow Amount” (as hereinafter defined) (“Hazardous Substance Cure Notice”), then and upon the occurrence of such events, the Buyer shall have five (5) days after the Response Date to provide written notice to Seller electing to terminate this Agreement, whereupon the Seller shall retain the Fee and the Non-Refundable Portion of the Deposit and the balance of the Deposit shall be returned to Buyer, this Agreement shall terminate and the parties released of all further obligations each to the other under this Agreement, except the Buyer shall not be released of its Surviving Obligations. To the extent the Buyer shall fail to deliver and Environmental Violation Notice on or before the Objection Date or, to the extent the Buyer timely delivers such Environmental Violation Notice and the Seller provides the Hazardous Substance Cure Notice in writing to Buyer electing (in its sole discretion) to remediate the hazardous substances which violate the hazardous substance laws as set forth in such Hazardous Substance Cure Notice or the Buyer does not timely elect to cancel this Agreement within five (5) days of the Response Date, if applicable, then the conditions set forth in this paragraph shall be deemed satisfied and this Agreement shall remain in full force and effect, whereupon (i) to the extent the Seller provides the Hazardous Substance Cure Notice, the Seller shall be obligated to deliver the Escrow Amount as set forth in the Hazardous Substance Cure Notice in a prompt and diligent manner, recognizing that the completion of such remediation may occur from and after Closing; and (ii) to the extent Buyer timely delivers the Environmental Notice Violation, Seller does not deliver the Hazardous Substances Cure Notice and Buyer does not elect to cancel this Agreement within five (5) days of the Response Date, the Buyer shall be deemed to accept the Property as is without any obligation of Seller.

Additionally, to the extent that there are any hazardous substances in violation of law located in the Specified Area of the Vintage Oaks Property as set forth in the Updated Report, and Seller provides Buyer the Hazardous Substances Cure Notice, the Seller agrees that at Closing it shall deliver to Escrow Agent the average of the Estimates (“Escrow Amount”) provided with the Environmental Violation Notice. To the extent that the Buyer remediates such contamination relating to the Vintage Oaks Property after Closing consisting with the Updated Report, the Escrow Agent will reimburse the Buyer from time to time out of such Escrow Amount for the costs of such remediation upon presentation of reasonable documentation evidencing the costs incurred by the Buyer to perform the work to correct the violation of environmental law set forth in the Updated Report (“Specified Work”). In the event the remediation costs incurred by Buyer to perform the Specified Work to remediate the violation of environmental law as set forth in the Updated Report is less than the Escrow Amount, then the remaining Escrow Amount shall promptly be released to Seller. In the event the Specified Work is not completed within six (6) months after Closing as may be extended to up to one (1) year after Closing if Buyer commences the Specified Work promptly after Closing and proceeds diligently to complete the Specified Work, then the remaining Escrow Amount held by Escrow Agent shall be promptly released to the Seller. In the event the cost of the Specified Work exceeds the Escrow Amount, the Buyer shall be responsible to pay any such excess amounts over the Escrow Amount. The provisions of this paragraph shall survive Closing.

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10.              The provisions of Paragraph 6(c) of the Agreement are amended to reflect the following: The Buyer has reviewed, approved and accepted the matters set forth in the surveys with respect to the portions of the Real Property generally known as “Chapel Ridge,” “Mountain Lake,” “Sanctuary,” and “Mystic Shores” on or before the date of the execution of this Amendment. In connection with Buyer’s survey review as provided in Section 6(c), the Survey Review Date with respect to the portion of the Real Property within “Kings Oak,” “The Bridges,” “Havenwood,” “Vintage Oaks,” “Sugartree,” and “Lakeridge” shall be November 9, 2011. To the extent that the Buyer has the right and timely elects to terminate this Agreement pursuant to Paragraph 6(c), to the extent applicable, then upon any such termination to the extent the Buyer is entitled to elect to terminate this Agreement as provided in Section 6(c), the Fee shall be retained by Seller, the Non-Refundable Portion of the Deposit shall be paid to Seller, the balance of the Deposit would be paid to Buyer, the Agreement would terminate and the parties released of all further obligations each to other under the Agreement, except that the Buyer and Seller would not be released of their respective Surviving Obligations.

11.              Section 8(c) of the Agreement is amended to reflect that to the extent that the Buyer is entitled to and does elect to terminate the Agreement pursuant to such Section 8(c), the Non-Refundable Portion of the Deposit shall be paid to Seller, Seller shall retain the Fee and the balance of the Deposit would be returned to Buyer, rather than the entire Deposit then held by Escrow Agent being returned to Buyer.

12.              Paragraph 8(d) of the Agreement is amended to reflect that to the extent that the Buyer is entitled to an does elect to terminate the Agreement pursuant to such Section 8(d), the Non-Refundable Portion of the Deposit shall be paid to Seller, Seller shall retain the Fee and the balance of the Deposit would be returned to Buyer, rather than the entire Deposit then held by Escrow Agent being returned to Buyer.

13.              Paragraph 12(b) of the Agreement is amended to delete the reference to “November 5, 2011” and to insert “November 14, 2011” in lieu thereof.

14.              Paragraph 13(b) of the Agreement is amended to delete the reference to “Deposit to be returned to Buyer by Escrow Agent” and in lieu thereof, the Non-Refundable Portion of the Deposit shall be paid to Seller, Seller will retain the Fee and the balance of the Deposit would be returned to Buyer, whereupon the parties would be released of all further obligations, except Buyer and Seller shall not be released of their respective Surviving Obligations.

15.              Paragraph 18(g)(i) of the Agreement is amended to reflect that in the event Buyer terminates this Agreement pursuant to such subsection, the Seller will retain the Fee, the Escrow Agent will deliver the Non-Refundable Portion of the Deposit to Seller and deliver the balance of the Deposit to Buyer, whereupon this Agreement would terminate and the parties released of all further obligations each to the other, except as to the Surviving Obligations.

16.              Paragraph 18(w) of the Agreement is amended to reflect that the Buyer and Seller timely accepted the offer and the Agreement is in full force and effect and may not be revoked by the Buyer pursuant to Paragraph 18(w).

17.              Exhibit J-2 to the Agreement was improperly labeled and is hereby labeled “Exhibit J-1”.

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18.              This Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed an original and all of which shall be deemed one and the same instrument. Facsimile transmission signatures of this Amendment shall be deemed to be original signatures.

[THIS SPACE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SELLER:

See Exhibit A attached hereto and made a part hereof

BUYER:

SOUTHSTAR DEVELOPMENT PARTNERS, INC., a Florida corporation

By:	/s/
Name:
Title:
Date:

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EXHIBIT A

SELLER

BLUEGREEN SOUTHWEST ONE, L.P.

By:	/s/
Name:
Title:
Date:

BLUEGREEN COMMUNITIES OF TEXAS, L.P.

By:	/s/
Name:
Title:
Date:

BRIDGES GOLF PRIVATE CLUB, INC.

By:	/s/
Name:
Title:
Date:

THE BRIDGES CLUB MANAGEMENT, LLC

By:	/s/
Name:
Title:
Date:

BLUEGREEN COMMUNITIES OF GEORGIA, LLC

By:	/s/
Name:
Title:
Date:

BLUEGREEN GOLF CLUBS, INC.

By:	/s/
Name:
Title:
Date:

JORDAN LAKE PRESERVE CORPORATION

By:	/s/
Name:
Title:
Date: